Exhibit 99.1

The Bank of New York Company, Inc. and

Mellon Financial Corporation Agree to Merge,

Creates the Global Leader in Securities Servicing and Asset Management

Merger Combines Highly Complementary Businesses

Positioned for Strong Global Growth

Transaction Immediately Cash Accretive and GAAP Accretive in 2008

NEW YORK and PITTSBURGH, December 4, 2006 – The Bank of New York Company, Inc. (NYSE: BK) and Mellon Financial Corporation (NYSE: MEL) announced today they have entered into a definitive agreement to merge, creating the largest securities servicing and asset management firm globally.

The new company, which will be called The Bank of New York Mellon Corporation, will be the world’s leading asset servicer with $16.6 trillion in assets under custody and corporate trustee with $8 trillion in assets under trusteeship, and will rank among the top 10 global asset managers with more than $1.1 trillion in assets under management.

Thomas A. Renyi, currently chairman and chief executive of The Bank of New York, will serve as executive chairman of The Bank of New York Mellon Corporation for 18 months following the close of the transaction with overall responsibility for the integration of the two companies.

Robert P. Kelly, currently president, chairman and chief executive officer of Mellon, will serve as chief executive officer of the new company and will succeed Mr. Renyi as chairman of the board. Gerald L. Hassell, currently president of The Bank of New York, will hold the same position in the new company. The board of directors will comprise 10 members designated by The Bank of New York and eight members designated by Mellon. The new company’s headquarters will be based in New York City while maintaining a strong and growing presence in Pittsburgh.

Mr. Renyi said: “We are creating one of the world’s leading financial services growth companies. Both our companies focus their businesses in highly attractive sectors of the financial services industry. Together, we will be the global leader in securities servicing, and one of the top providers of asset and wealth management worldwide. Together, we will have the scale, the technology, the capital, and the people we need to compete and win in the rapidly expanding global marketplace.”

Mr. Kelly said: “The merger creates an extraordinarily strong and rapidly growing global competitor in our core businesses. Through this merger, we will be able to invest and expand more effectively than any of our competitors due to our combined scale, profitability and global reach. The organic growth of our respective companies is already strong, and the cost savings and revenue synergies opportunities are excellent. Together, we will have the best service in the world, strong investment performance and the highest fiduciary standards.”

Mr. Renyi continued: “We will be fully focused on delivering the high quality service our customers deserve as we create rewarding opportunities for our employees and superior returns for our shareholders. In addition, our balanced business mix and widespread geographic diversification will position us to move and manage our clients’ assets with the proven expertise and experience that few global companies can match.”

Mr. Kelly added: “Today’s action is clearly in the best long-term interests of our customers, shareholders and employees, as well as the city of Pittsburgh, where we will increase our very strong commitment to the community. We expect Pittsburgh to be home for several business divisions, as well as making it a center of excellence for technology, operations and administration.”

Under the terms of the agreement, The Bank of New York’s shareholders will receive 0.9434 shares in the new company for each share of The Bank of New York that they own and Mellon shareholders will receive one share in the new company for each Mellon share they own. The Bank of New York and Mellon have entered into mutual stock option agreements for 19.9% of the issuer’s outstanding common stock.

The transaction has been unanimously approved by each company’s board of directors and is expected to be completed early in the third quarter of 2007, subject to regulatory and shareholder approvals. Assuming the achievement of planned synergies, on a GAAP basis the transaction is expected to be 1.0% dilutive to The Bank of New York’s operating earnings in 2007, and 1.4% accretive in 2008; it will be 1.0% accretive to Mellon’s operating earnings in 2007, and 5.7% accretive in 2008. On a cash basis, which excludes the impact of non-cash items such as the amortization of intangibles, the transaction is expected to be 1.1% accretive to The Bank of New York’s earnings in 2007, and 5.3% accretive in 2008; it will be 4.5% accretive to Mellon’s earnings in 2007, and 11.9% accretive in 2008.

The combined company today has annual revenues of more than $12 billion, with approximately 28% derived from asset servicing, 38% from issuer services, clearing, services and treasury services, and 29% from asset management and private wealth management. It will be well positioned to capitalize on global growth trends, including the evolution of emerging markets, the growth of hedge funds and alternative asset classes, the increasing need for more complex financial products and services, and the increasingly global need for people to save and invest for retirement. Almost a quarter of combined revenue will be derived internationally. With a combined pro forma market capitalization of approximately $43 billion, The Bank of New York Mellon Corporation would become the 11th largest U.S. financial institution.

The companies expect to reduce total pre-tax costs by approximately $700 million per year, or approximately 8.5% of the estimated 2006 combined expense base. The integration will be undertaken by a dedicated and experienced group of senior executives in a thoughtful and deliberate manner over a three year period following the close of the transaction. The transaction will involve restructuring charges of approximately $1.3 billion.

The companies’ combined employee base of 40,000 is expected to be reduced by approximately 3,900 over a three-year period following the transaction. The companies will reduce headcount through normal attrition wherever possible and will provide extensive support to employees impacted by the merger.

The Bank of New York was represented in the transaction by the investment banking firm of Goldman Sachs and the law firm of Sullivan & Cromwell. Mellon was represented by the investment banking firms of UBS Investment Bank and Lazard and the law firms of Simpson Thacher & Bartlett LLP and Reed Smith LLP.

The Bank of New York Company, Inc. is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, asset management, and private banking. The Company’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. The Company has $12.2 trillion in assets under custody and more than $179 billion in assets under management. Additional information is available at www.bankofny.com.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon is one of the world’s leading providers of financial services for institutions, corporations and high net worth individuals, providing asset management, private wealth management, asset servicing, payment solutions and investor services. Mellon has approximately $5.3 trillion in assets under management, administration or custody, including $918 billion under management. News and other information about Mellon is available at www.mellon.com.

INVESTOR WEBCAST INFORMATION

The Bank of New York Company, Inc. and Mellon Financial Corporation will hold a webcast and conference call for analysts and investors to discuss the details of this announcement on Monday, December 4, at 9:00 am EST. The presentation will be accessible from The Bank of New York Company, Inc.’s website at www.bankofny.com and from Mellon Financial Corporation’s website at www.mellon.com. It will also be accessible within the United States by telephone in listen-only mode at 888-253-4037, passcode 715191. International callers can dial 719-457-2622, passcode 8943990. A recorded replay of the presentation will also be available on the companies’ websites and by telephone at 888-203-1112 within the United States or 719-457-0820 internationally after 12 noon EST. The passcode is 8943990.

FORWARD LOOKING STATEMENTS

The information presented above may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including (i) statements about the expected benefits of the transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation, including future financial and operating results, cost savings, enhanced revenues, expected market position of the combined company, and the accretion or dilution to reported earnings and to cash earnings that may be realized from the transaction; (ii) statements about The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as “will”; “highly attractive”; “extraordinarily strong and rapidly growing competitor”; “synergies”; “opportunities”; “superior returns”; “expect”; “well-positioned”; “pro forma”; and similar phrases. These statements are based upon the current beliefs and expectations of The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s management and are subject to significant risks and uncertainties. Actual results may differ from those indicated in the forward-looking statements. We will not update these statements as a result of changes in circumstance or new facts, or for any other reason.

The following risks, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of The Bank of New York Company, Inc. and Mellon Financial Corporation may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; (2) the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; (3) revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; (4) deposit attrition, operating costs, customer loss and business disruption following the transaction, including difficulties in maintaining relationships with employees, may be greater than expected; (5) governmental approvals of the transaction may not be obtained on the proposed terms or expected timeframe; (6) The Bank of New York Company, Inc.’s or Mellon Financial Corporation’s shareholders may fail to approve the transaction; (7) a weakening of the economies in which the combined company will conduct operations may adversely affect our operating results; (8) the U.S. and foreign legal and regulatory framework could adversely affect the operating results of the combined company; and (9) fluctuations in interests rates, currency exchange rates and securities prices may adversely affect the operating results of the combined company. Additional factors that could cause The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s results to differ materially from those described in the forward-looking statements can be found in The

Bank of New York Company, Inc.’s and Mellon Financial Corporation’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC’s Internet site (http://www.sec.gov).

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Corporation, Inc. and Mellon Financial Corporation, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

Directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of The Bank of New York Company, Inc. and/or Mellon Financial Corporation in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s annual meeting of shareholders, as filed with the SEC on March 24, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

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Contacts:	Media:	Investors:
	The Bank of New York	The Bank of New York
	Kevin Heine	Kenneth Brause
	212-635-1569	212-635-1578
	kheine@bankofny.com	kbrause@bankofny.com

	Mellon	Mellon
	Ken Herz	Steve Lackey
	412-234-0850	412-234-5601
	herz.kb@mellon.com	lackey.s@mellon.com